UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Arlington Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On January 13, 2006, the sole stockholder of the Class B Common Stock of The Boston Beer Company, Inc. increased the number of Class B Directors by one (1) to a total of five (5) Class B Directors and appointed Jay Margolis to fill that position until the next annual meeting of Class B Stockholders or until his successor is duly elected and qualified. As of the date of this report, Mr. Margolis has not been appointed to any committee of the Board of Directors. Mr. Margolis has no material relationship with the Registrant (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Registrant) and is independent as provided in the New York Stock Exchange and Securities and Exchange Commission director independence standards.

The Registrant issued a press release regarding such appointment, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Exhibit 99.1 - Press Release of The Boston Beer Company, Inc. dated January 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: January 13, 2006	/s/ Martin F. Roper

Martin F. Roper
Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.
